Exhibit 99.1
FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Second Quarter 2024 Results

Delivers Strong Revenue Performance with Robust Profitability
Restructuring for Accelerated Growth Implemented in the Quarter
Declares $0.15 Per Share Cash Dividend

CHICAGO, July 29, 2024 – Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced financial results for its second quarter ended June 30, 2024.

Second Quarter Highlights:

•Net revenue grew to $278.6 million driven by all businesses
•Adjusted EBITDA was $28.8 million
•Adjusted EBITDA margin was 10.3%

“Our team delivered a strong second quarter. In a very complex operating environment, clients continue to need help engaging, assessing and enabling critical leadership talent – and our world-class colleagues met those needs with energy and creativity. This work helped propel our second quarter revenue beyond the high end of our outlook range while generating a double-digit EBITDA margin,” stated CEO Tom Monahan.

“Even as we continued to deliver value to clients, we also made important changes to our leadership team and staffing levels. As a result, we enter the second half of the year with more targeted solutions and better alignment of our organization with client needs. Going forward, we are tightly focused on accelerating returns from our recent investment cycle and on creating unmatched value for clients, colleagues and investors.”

2024 Second Quarter Results

Consolidated net revenue of $278.6 million compared to $271.2 million in the 2023 second quarter. The Company experienced revenue growth in On-Demand Talent, Heidrick Consulting, and Executive Search in the Americas and Asia Pacific, partially offset by a decrease in Executive Search in Europe.

Adjusted EBITDA was $28.8 million compared to $34.9 million in the 2023 second quarter. Adjusted EBITDA margin was 10.3%, compared to 12.9% in the 2023 second quarter. In Executive Search, Adjusted EBITDA was $52.7 million compared to $53.2 million in the prior year period. In On-Demand Talent, Adjusted EBITDA was a loss of $1.6 million versus a gain of $2.6 million in the prior year period. In Heidrick Consulting, Adjusted EBITDA was a loss of $1.4 million compared to a loss of $1.7 million in the prior year period.

In the 2024 second quarter, the company recorded a non-cash goodwill impairment charge of $16.2 million primarily related to the Company’s On-Demand Talent segment, a $6.9 million restructuring charge and a $1.2 million earnout fair value adjustment. In the 2023 second quarter, the Company recorded a non-cash goodwill impairment charge of $7.2 million associated with the Company’s Heidrick Consulting segment.

Including these unusual charges in the 2024 second quarter, net loss was $5.2 million and diluted loss per share was $0.25. Excluding these unusual charges in both the 2024 and 2023 second quarters, adjusted net income was $14.1 million and adjusted diluted earnings per share was $0.67, with an adjusted effective tax rate of 40.9%, in the 2024 second quarter. This compares to adjusted net income of $15.0 million and adjusted diluted earnings per share of $0.73, with an adjusted effective tax rate of 37.7% in the 2023 second quarter.

Executive Search net revenue of $210.0 million increased 1.5% compared to net revenue of $206.8 million in the 2023 second quarter. Excluding the impact of exchange rate fluctuations, which negatively impacted results by 0.4%, or $0.9 million, net revenue increased 2.0%, or $4.1 million from the 2023 second quarter. Net revenue increased 6.1% in the Americas (up 6.3% on a constant currency basis), decreased 12.0% in Europe (down 11.7% on a constant currency basis), and increased 0.7% in Asia Pacific (up 3.3% on a constant currency basis) when compared to the prior year second quarter. All practice groups, except for Consumer and Industrial, exhibited growth over the prior year period.

The Company had 415 Executive Search consultants at June 30, 2024, compared to 423 at June 30, 2023. Productivity, as measured by annualized Executive Search net revenue per consultant, was $2.0 million compared to $1.9 million in the 2023 second quarter, reflecting a lower number of consultants combined with higher revenue. Average revenue per executive search was approximately $151,000 compared to $146,000 in the prior year period. The number of search confirmations decreased 1.6% compared to the year-ago period.

On-Demand Talent net revenue of $41.9 million increased 6.8% compared to net revenue of $39.2 million in the 2023 second quarter. Excluding the impact of exchange rate fluctuations, which negatively impacted results by $0.2 million, or 0.5%, net revenue increased 7.3%, or $2.9 million from the 2023 second quarter.

Heidrick Consulting net revenue of $26.8 million increased 6.2% compared to net revenue of $25.2 million in the 2023 second quarter. The Company had 85 Heidrick Consulting consultants at June 30, 2024, compared to 89 at June 30, 2023.

Consolidated salaries and benefits decreased $1.0 million to $177.9 million compared to $178.9 million in the 2023 second quarter. Year-over-year, fixed compensation expense decreased $3.0 million due to decreases in separation expense, talent acquisition and retention costs, retirement and benefits expenses and expenses related to the deferred compensation plan, partially offset by increases in stock compensation, and base salaries and payroll taxes. Variable compensation increased $1.9 million due to an increase in consultant production. Salaries and benefits expense was 63.8% of net revenue for the quarter, compared to 66.0% in the 2023 second quarter.

General and administrative expenses increased $5.9 million, or 14.7%, to $46.5 million compared to $40.5 million in the 2023 second quarter. The increase was due to the 2024 Global Conference, earnout fair value adjustments, professional fees, office occupancy, hiring fees, IT, and marketing, partially offset by decreases in intangible amortization, travel and entertainment, and the use of external third-party consultants. As a percentage of net revenue, general and administrative expenses were 16.7% for the 2024 second quarter compared to 14.9% in the 2023 second quarter.

The Company’s cost of services was $29.7 million, or 10.7% of net revenue for the quarter, compared to $25.3 million, or 9.3% of net revenue in the 2023 second quarter. This primarily related to an increase in the volume of On-Demand Talent and Heidrick Consulting projects.

The Company’s research and development expenses were $5.6 million, or 2.0%, of net revenue for the quarter compared to $5.7 million, or 2.1%, of net revenue for the second quarter 2023.

Net cash provided by operating activities was $62.5 million compared to net cash provided by operating activities of $46.9 million in the 2023 second quarter. Cash, cash equivalents and marketable securities at June 30, 2024 was $296.9 million compared to $239.0 million at June 30, 2023 and $478.2 million at December 31, 2023. The Company’s cash position typically builds throughout the year as employee bonuses are accrued, mostly to be paid out in the first half of the year following the year in which they are earned.

Dividend

The Board of Directors declared a 2024 second quarter cash dividend of $0.15 per share payable on August 22, 2024, to shareholders of record at the close of business on August 9, 2024.

2024 Third Quarter Outlook

The Company expects 2024 third quarter consolidated net revenue of between $260 million and $280 million, while acknowledging that continued fluidity in external factors, such as the foreign exchange and interest rate environments, foreign conflicts, inflation and macroeconomic constraints on pricing actions, may impact quarterly results. In addition, this outlook is based on the average currency rates in June 2024 and reflects, among other factors, management's assumptions for the anticipated volume of new Executive Search confirmations, On-Demand Talent projects, and Heidrick Consulting assignments, consultant productivity, consultant retention, and the seasonality of the business along with the current backlog.

Quarterly Webcast and Conference Call

Heidrick & Struggles will host a conference call to review its second quarter results today, July 29, 2024 at 5:30 pm Eastern Time. Participants may access the Company’s call and supporting slides through its website at www.heidrick.com or by dialing (800) 715-9871 or (646) 307-1963, conference ID# 4805686. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world's top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 70 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time. ® www.heidrick.com

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Heidrick & Struggles presents certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the Company.

Non-GAAP financial measures used within this earnings release are Adjusted EBITDA, Adjusted EBITDA margin, and consolidated net revenue excluding the impact of exchange rate fluctuations (referred to as on a constant currency basis). These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors to evaluate the comparability of financial information presented. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are provided as schedules attached to this release.

Adjusted EBITDA refers to net income before interest, other income or expense, income taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges.

Adjusted EBITDA margin refers to Adjusted EBITDA as a percentage of net revenue in the same period.

Adjusted net income and adjusted diluted earnings per share reflect the exclusion of goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

Adjusted effective tax rate reflects the exclusion of goodwill impairment, restructuring charges and earnout fair value adjustments, net of tax.

The Company evaluates its results of operations on both an as reported and a constant currency basis. The constant currency presentation is a non-GAAP financial measure, which excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations, consistent with how it evaluates its performance. The Company calculates constant currency percentages by converting its financial results in a local currency for a period using the average exchange rate for the prior period to which it is comparing. This calculation may differ from similarly titled measures used by other companies.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding guidance for the third quarter of 2024. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aim” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. Factors that may cause actual outcomes and results to differ materially from what is expressed, forecasted or implied in the forward-looking statements include, among other things, our ability to attract, integrate, develop, manage, retain and motivate qualified consultants and senior leaders; our ability to prevent our consultants from taking our clients with them to another firm; our ability to maintain our professional reputation and brand name; our clients’ ability to restrict us from recruiting their employees; our heavy reliance on information management systems; risks arising from our implementation of new technology and intellectual property to deliver new products and services to our clients; our dependence on third parties for the execution of certain critical functions; the fact that we face the risk of liability in the services we perform; the fact that data security, data privacy and data protection laws and other evolving regulations and cross-border data transfer restrictions may limit the use of our services and adversely affect our business; any challenges to the classification of our on-demand talent as independent contractors; the fact that increased cybersecurity requirements, vulnerabilities, threats and more sophisticated and targeted cyber-related attacks could pose a risk to our systems, networks, solutions, services and data; the fact that our net revenue may be affected by adverse macroeconomic or labor market conditions, including impacts of inflation and effects of geopolitical instability; the aggressive competition we face; the impact of foreign currency exchange rate fluctuations; our ability to access additional credit; social, political, regulatory, legal and economic risks in markets where we operate, including the impact of the ongoing war in Ukraine and the conflict in Israel and the Gaza strip, the risks of an expansion or escalation of those conflicts and our ability to quickly and completely recover from any disruption to our business; unfavorable tax law changes and tax authority rulings; our ability to realize the benefit of our net deferred tax assets; the fact that we may not be able to align our cost structure with net revenue; any impairment of our goodwill, other intangible assets and other long-lived assets; our ability to maintain an effective system of disclosure controls and internal control over our financial reporting and produce accurate and timely financial statements; our ability to execute and integrate future acquisitions; and the fact that we have anti-takeover provisions that make an acquisition of us difficult and expensive. We caution the reader that the list of factors may not be exhaustive. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2023, under the heading "Risk Factors" in Item 1A. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors & Analysts:
Suzanne Rosenberg, Vice President, Investor Relations
srosenberg@heidrick.com

Media:
Bianca Wilson, Director of Public Marketing
bwilson@heidrick.com

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$278,626	$271,225	$7,401	2.7%
Reimbursements	4,251	2,552	1,699	66.6%
Total revenue	282,877	273,777	9,100	3.3%

Operating expenses
Salaries and benefits	177,892	178,916	(1,024)	(0.6)%
General and administrative expenses	46,453	40,514	5,939	14.7%
Cost of services	29,696	25,306	4,390	17.3%
Research and development	5,605	5,658	(53)	(0.9)%
Impairment charges	16,224	7,246	8,978	123.9%
Restructuring charges	6,939	—	6,939	100.0%
Reimbursed expenses	4,251	2,552	1,699	66.6%
Total operating expenses	287,060	260,192	26,868	10.3%

Operating income (loss)	(4,183)	13,585	(17,768)	(130.8)%

Non-operating income
Interest, net	2,612	1,913
Other, net	997	1,377
Net non-operating income	3,609	3,290

Income (loss) before income taxes	(574)	16,875

Provision for income taxes	4,583	7,893

Net income (loss)	(5,157)	8,982

Other comprehensive loss, net of tax	(2,094)	(75)

Comprehensive income (loss)	$(7,251)	$8,907

Weighted-average common shares outstanding
Basic	20,259	20,010
Diluted	20,259	20,637

Earnings (loss) per common share
Basic	$(0.25)	$0.45
Diluted	$(0.25)	$0.44

Salaries and benefits as a % of net revenue	63.8%	66.0%
General and administrative expenses as a % of net revenue	16.7%	14.9%
Cost of services as a % of net revenue	10.7%	9.3%
Research and development as a % of net revenue	2.0%	2.1%
Operating margin	(1.5)%	5.0%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$147,078	$138,563	$8,515	6.1%
Europe	40,082	45,567	(5,485)	(12.0)%
Asia Pacific	22,807	22,649	158	0.7%
Total Executive Search	209,967	206,779	3,188	1.5%
On-Demand Talent	41,895	39,240	2,655	6.8%
Heidrick Consulting	26,764	25,206	1,558	6.2%
Revenue before reimbursements (net revenue)	278,626	271,225	7,401	2.7%
Reimbursements	4,251	2,552	1,699	66.6%
Total revenue	$282,877	$273,777	$9,100	3.3%

Adjusted EBITDA
Executive Search
Americas	$48,112	$46,079	$2,033	4.4%	32.7%	33.3%
Europe	2,840	5,456	(2,616)	(47.9)%	7.1%	12.0%
Asia Pacific	1,740	1,630	110	6.7%	7.6%	7.2%
Total Executive Search	52,692	53,165	(473)	(0.9)%	25.1%	25.7%
On-Demand Talent	(1,629)	2,587	(4,216)	(163.0)%	(3.9)%	6.6%
Heidrick Consulting	(1,395)	(1,662)	267	16.1%	(5.2)%	(6.6)%
Total segments	49,668	54,090	(4,422)	(8.2)%	17.8%	19.9%
Research and Development	(4,781)	(5,218)	437	8.4%	(1.7)%	(1.9)%
Global Operations Support	(16,076)	(13,988)	(2,088)	(14.9)%	(5.8)%	(5.2)%
Total operating income	$28,811	$34,884	$(6,073)	(17.4)%	10.3%	12.9%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Consolidated Statements of Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,
	2024	2023	$ Change	% Change
Revenue
Revenue before reimbursements (net revenue)	$543,823	$510,542	$33,281	6.5%
Reimbursements	8,152	5,354	2,798	52.3%
Total revenue	551,975	515,896	36,079	7.0%

Operating expenses
Salaries and benefits	352,305	337,775	14,530	4.3%
General and administrative expenses	87,816	74,841	12,975	17.3%
Cost of services	57,128	48,138	8,990	18.7%
Research and development	11,320	11,186	134	1.2%
Impairment charges	16,224	7,246	8,978	123.9%
Restructuring charges	6,939	—	6,939	100.0%
Reimbursed expenses	8,152	5,354	2,798	52.3%
Total operating expenses	539,884	484,540	55,344	11.4%

Operating income	12,091	31,356	(19,265)	(61.4)%

Non-operating income
Interest, net	6,698	5,162
Other, net	3,568	3,186
Net non-operating income	10,266	8,348

Income before income taxes	22,357	39,704

Provision for income taxes	13,482	15,136

Net income	8,875	24,568

Other comprehensive income (loss), net of tax	(6,185)	368

Comprehensive income	$2,690	$24,936

Weighted-average common shares outstanding
Basic	20,202	19,958
Diluted	21,061	20,701

Earnings per common share
Basic	$0.44	$1.23
Diluted	$0.42	$1.19

Salaries and benefits as a % of net revenue	64.8%	66.2%
General and administrative expenses as a % of net revenue	16.1%	14.7%
Cost of services as a % of net revenue	10.5%	9.4%
Research and development as a % of net revenue	2.1%	2.2%
Operatingmargin	2.2%	6.1%

Heidrick & Struggles International, Inc.
Segment Information
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024 Margin[1]	2023 Margin[1]
Revenue
Executive Search
Americas	$283,757	$265,890	$17,867	6.7%
Europe	81,563	84,498	(2,935)	(3.5)%
Asia Pacific	46,128	46,878	(750)	(1.6)%
Total Executive Search	411,448	397,266	14,182	3.6%
On-Demand Talent	79,752	70,357	9,395	13.4%
Heidrick Consulting	52,623	42,919	9,704	22.6%
Revenue before reimbursements (net revenue)	543,823	510,542	33,281	6.5%
Reimbursements	8,152	5,354	2,798	52.3%
Total revenue	$551,975	$515,896	$36,079	7.0%

Adjusted EBITDA
Executive Search
Americas	$89,983	$88,203	$1,780	2.0%	31.7%	33.2%
Europe	6,193	7,537	(1,344)	(17.8)%	7.6%	8.9%
Asia Pacific	4,935	5,197	(262)	(5.0)%	10.7%	11.1%
Total Executive Search	101,111	100,937	174	0.2%	24.6%	25.4%
On-Demand Talent	(2,550)	1,240	(3,790)	NM	(3.2)%	1.8%
Heidrick Consulting	(3,422)	(4,457)	1,035	23.2%	(6.5)%	(10.4)%
Total segments	95,139	97,720	(2,581)	(2.6)%	17.5%	19.1%
Research and Development	(9,706)	(10,469)	763	7.3%	(1.8)%	(2.1)%
Global Operations Support	(30,754)	(26,740)	(4,014)	(15.0)%	(5.7)%	(5.2)%
Total Adjusted EBITDA	$54,679	$60,511	$(5,832)	(9.6)%	10.1%	11.9%

1 Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss)	$(5,157)	$8,982	$8,875	$24,568

Adjustments
Impairment charges, net of tax[1]	14,190	6,038	14,190	6,038
Earnout fair value adjustment, net of tax[2]	749	—	749	—
Restructuring charges, net of tax[3]	4,291	—	4,291	—
Total adjustments	19,230	6,038	19,230	6,038

Adjusted net income	$14,073	$15,020	$28,105	$30,606

Weighted-average common shares outstanding
Basic	20,259	20,010	20,202	19,958
Diluted	20,865	20,637	21,061	20,701

Earnings (loss) per common share
Basic	$(0.25)	$0.45	$0.44	$1.23
Diluted	$(0.25)	$0.44	$0.42	$1.19

Adjusted earnings per common share
Basic	$0.69	$0.75	$1.39	$1.53
Diluted	$0.67	$0.73	$1.33	$1.48

1 The Company recorded goodwill impairment charges of $14.8 million in the On-Demand Talent segment and $1.5 million in the Europe segment for the three and six months ended June 30, 2024. The Company recorded a goodwill impairment charge of $7.2 million in the Heidrick Consulting segment for the three and six months ended June 30, 2023.
2 The Company recorded a fair value adjustment to increase the On-Demand Talent earnout by $1.1 million and increase the Heidrick Consulting earnout by $0.1 million for the three and six months ended June 30, 2024.
3 The Company recorded restructuring charges of $6.9 million for the three and six months ended June 30, 2024.

Heidrick & Struggles International, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2024	December 31, 2023

Current assets
Cash and cash equivalents	$189,922	$412,618
Marketable securities	106,963	65,538
Accounts receivable, net	187,113	133,128
Prepaid expenses	28,016	23,597
Other current assets	43,745	47,923
Income taxes recoverable	7,660	10,410
Total current assets	563,419	693,214

Non-current assets
Property and equipment, net	48,434	35,752
Operating lease right-of-use assets	82,114	86,063
Assets designated for retirement and pension plans	10,779	11,105
Investments	55,927	47,287
Other non-current assets	26,875	17,071
Goodwill	183,150	202,252
Other intangible assets, net	16,411	20,842
Deferred income taxes	29,216	28,005
Total non-current assets	452,906	448,377

Total assets	$1,016,325	$1,141,591

Current liabilities
Accounts payable	$19,515	$20,837
Accrued salaries and benefits	190,225	322,744
Deferred revenue	44,679	45,732
Operating lease liabilities	18,044	21,498
Other current liabilities	25,693	21,823
Income taxes payable	8,593	6,057
Total current liabilities	306,749	438,691

Non-current liabilities
Accrued salaries and benefits	51,404	52,108
Retirement and pension plans	70,855	62,100
Operating lease liabilities	78,120	78,204
Other non-current liabilities	42,562	41,808
Deferred income taxes	5,703	6,402
Total non-current liabilities	248,644	240,622

Total liabilities	555,393	679,313

Stockholders’ equity	460,932	462,278

Total liabilities and stockholders’ equity	$1,016,325	$1,141,591

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2024	2023
Cash flows - operating activities
Net income	$(5,157)	$8,982
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,910	4,819
Deferred income taxes	(2,246)	(223)
Stock-based compensation expense	3,465	1,919
Accretion expense related to earnout payments	469	451
Gain on marketable securities	(441)	(49)
Loss on disposal of property and equipment	247	1
Impairment charges	16,224	7,246
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	(14,717)	(35,658)
Accounts payable	(255)	(1,777)
Accrued expenses	57,843	52,164
Restructuring accrual	4,386	—
Deferred revenue	(2,624)	396
Income taxes recoverable and payable, net	645	495
Retirement and pension plan assets and liabilities	347	333
Prepaid expenses	3,339	4,500
Other assets and liabilities, net	(2,913)	3,341
Net cash provided by operating activities	62,522	46,940

Cash flows - investing activities
Acquisition of businesses, net of cash acquired	—	(5,842)
Capital expenditures	(10,365)	(3,006)
Purchases of marketable securities and investments	(109,862)	(21,511)
Proceeds from sales of marketable securities and investments	289	153
Net cash used in investing activities	(119,938)	(30,206)

Cash flows - financing activities
Repurchases of common stock	—	(904)
Cash dividends paid	(3,182)	(3,122)
Payment of employee tax withholdings on equity transactions	(885)	—
Net cash used in financing activities	(4,067)	(4,026)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(1,426)	376

Net increase (decrease) in cash, cash equivalents and restricted cash	(62,909)	13,084
Cash, cash equivalents and restricted cash at beginning of period	252,831	204,733
Cash, cash equivalents and restricted cash at end of period	$189,922	$217,817

Heidrick & Struggles International, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows - operating activities
Net income	$8,875	$24,568
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,700	8,692
Deferred income taxes	(2,333)	6,446
Stock-based compensation expense	6,109	3,772
Accretion expense related to earnout payments	935	642
Gain on marketable securities	(980)	(1,694)
Loss on disposal of property and equipment	261	131
Impairment charges	16,224	7,246
Changes in assets and liabilities:
Accounts receivable	(55,842)	(59,990)
Accounts payable	(2,324)	(2,914)
Accrued expenses	(124,747)	(273,811)
Restructuring accrual	4,386	—
Deferred revenue	(673)	543
Income taxes recoverable and payable, net	5,368	(2,588)
Retirement and pension plan assets and liabilities	5,800	6,403
Prepaid expenses	(4,652)	(2,635)
Other assets and liabilities, net	(6,009)	(4,902)
Net cash used in operating activities	(140,902)	(290,091)

Cash flows - investing activities
Acquisition of business, net of cash acquired	—	(35,749)
Capital expenditures	(16,538)	(6,814)
Purchases of marketable securities and investments	(115,262)	(27,683)
Proceeds from sales of marketable securities and investments	66,574	268,118
Net cash provided by (used in) investing activities	(65,226)	197,872

Cash flows - financing activities
Repurchases of common stock	—	(904)
Cash dividends paid	(6,398)	(6,234)
Payment of employee tax withholdings on equity transactions	(3,747)	(4,141)
Acquisition earnout payments	—	(35,946)
Net cash used in financing activities	(10,145)	(47,225)

Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(6,423)	1,772

Net decrease in cash, cash equivalents and restricted cash	(222,696)	(137,672)
Cash, cash equivalents and restricted cash at beginning of period	412,618	355,489
Cash, cash equivalents and restricted cash at end of period	$189,922	$217,817

Heidrick & Struggles International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue before reimbursements (net revenue)	$278,626	$271,225	$543,823	$510,542

Net income (loss)	(5,157)	8,982	8,875	24,568
Interest, net	(2,612)	(1,913)	(6,698)	(5,162)
Other, net	(997)	(1,377)	(3,568)	(3,186)
Provision for income taxes	4,583	7,893	13,482	15,136
Operating income (loss)	(4,183)	13,585	12,091	31,356

Adjustments
Depreciation	1,990	2,172	4,483	4,176
Intangible amortization	1,920	2,647	4,217	4,516
Earnout accretion	469	451	935	642
Earnout fair value adjustments	1,211	—	1,211	—
Acquisition contingent consideration	3,285	3,784	5,273	5,443
Deferred compensation plan	956	1,603	3,306	3,736
Reorganization costs	—	3,396	—	3,396
Impairment charges	16,224	7,246	16,224	7,246
Restructuring charges	6,939	—	6,939	—
Total adjustments	32,994	21,299	42,588	29,155

Adjusted EBITDA	$28,811	$34,884	$54,679	$60,511
Adjusted EBITDA margin	10.3%	12.9%	10.1%	11.9%

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA by Line of Business (Non-GAAP)
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$209,967	$41,895	$26,764	$—	$—	$278,626

Operating income (loss)[1]	46,821	(21,695)	(6,530)	(5,605)	(17,174)	(4,183)

Adjustments
Depreciation	863	117	82	809	119	1,990
Intangible amortization	20	1,533	367	—	—	1,920
Earnout accretion	—	409	60	—	—	469
Earnout fair value adjustments	—	1,125	86	—	—	1,211
Acquisition contingent compensation	295	1,835	1,155	—	—	3,285
Deferred compensation plan	920	—	18	15	3	956
Impairment charges	1,463	14,761	—	—	—	16,224
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	5,871	20,066	5,135	824	1,098	32,994

Adjusted EBITDA	$52,692	$(1,629)	$(1,395)	$(4,781)	$(16,076)	$28,811
Adjusted EBITDA margin	25.1%	(3.9)%	(5.2)%	(1.7)%	(5.8)%	10.3%

	Three Months Ended June 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$206,779	$39,240	$25,206	$—	$—	$271,225

Operating income (loss)[1]	46,940	(2,862)	(10,686)	(5,658)	(14,149)	13,585

Adjustments
Depreciation	1,297	116	183	416	160	2,172
Intangible amortization	53	2,151	443	—	—	2,647
Earnout accretion	—	394	57	—	—	451
Acquisition contingent compensation	1,165	1,561	1,058	—	—	3,784
Deferred compensation plan	1,541	—	37	24	1	1,603
Reorganization costs	2,169	1,227	—	—	—	3,396
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	6,225	5,449	9,024	440	161	21,299

Adjusted EBITDA	$53,165	$2,587	$(1,662)	$(5,218)	$(13,988)	$34,884
Adjusted EBITDA margin	25.7%	6.6%	(6.6%)	(1.9)%	(5.2)%	12.9%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.

Heidrick & Struggles International, Inc.
Reconciliation of Operating Income (Loss) to Adjusted EBITDA (Non-GAAP)
(In thousands)
(Unaudited)

	Six Months Ended June 30, 2024
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$411,448	$79,752	$52,623	$—	$—	$543,823

Operating income (loss)[1]	92,353	(26,544)	(10,372)	(11,320)	(32,026)	12,091

Adjustments
Depreciation	2,104	248	279	1,563	289	4,483
Intangible amortization	37	3,368	812	—	—	4,217
Earnout accretion	—	815	120	—	—	935
Earnout fair value adjustments	—	1,125	86	—	—	1,211
Acquisition contingent compensation	(335)	3,391	2,217	—	—	5,273
Deferred compensation plan	3,179	—	69	51	7	3,306
Impairment charges	1,463	14,761	—	—	—	16,224
Restructuring charges	2,310	286	3,367	—	976	6,939
Total adjustments	8,758	23,994	6,950	1,614	1,272	42,588

Adjusted EBITDA	$101,111	$(2,550)	$(3,422)	$(9,706)	$(30,754)	$54,679
Adjusted EBITDA margin	24.6%	(3.2%)	(6.5%)	(1.8%)	(5.7)%	10.1%

	Six Months Ended June 30, 2023
	Executive Search	On-Demand Talent	Heidrick Consulting	Research & Development	Global Operations Support	Total

Revenue before reimbursements (net revenue)	$397,266	$70,357	$42,919	$—	$—	$510,542

Operating income (loss)[1]	90,633	(7,226)	(13,802)	(11,186)	(27,063)	31,356

Adjustments
Depreciation	2,640	201	351	664	320	4,176
Intangible amortization	105	3,868	543	—	—	4,516
Earnout accretion	—	585	57	—	—	642
Acquisition contingent compensation	1,800	2,585	1,058	—	—	5,443
Deferred compensation plan	3,590	—	90	53	3	3,736
Reorganization costs	2,169	1,227	—	—	—	3,396
Impairment charges	—	—	7,246	—	—	7,246
Total adjustments	10,304	8,466	9,345	717	323	29,155

Adjusted EBITDA	$100,937	$1,240	$(4,457)	$(10,469)	$(26,740)	$60,511
Adjusted EBITDA margin	25.4%	1.8%	(10.4%)	(2.1%)	(5.2%)	11.9%

1 The Company does not allocate interest income or expense, other income or expense, and the provision for income taxes to the Company’s reportable operating segments. As such, the Company has concluded that operating income (loss) represents the most directly comparable measure of financial performance presented in accordance with U.S. GAAP for the reconciliation of Adjusted EBITDA in this presentation.